                              FOURTH AMENDMENT TO
                              PURCHASE AGREEMENT

          THIS FOURTH AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of June 22, 1995, by and among United USN, Inc., a Delaware corporation (the "Company"), CIBC Wood Gundy Ventures, Inc., a Delaware corporation ("CIBC"), Chemical Venture Capital Associates, a California limited partnership ("Chemical"), and Hancock Venture Partners IV - Direct Fund L.P., a Delaware limited partnership ("Hancock" and, collectively with CIBC and Chemical, the "Purchasers"), and amends that certain Purchase Agreement dated as of April 20, 1994 by and among the Company, CIBC and Chemical, as amended (as so amended, the "Purchase Agreement").

          The Purchasers are holders of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and Series A 10% Senior Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"). The Company is seeking to raise additional equity capital and has proposed to sell Common Stock and Series A-2 10% Senior Cumulative Preferred Stock to each of the Purchasers, BT Capital Partners, Inc., a Delaware corporation ("BT"), and possibly certain other parties for an aggregate purchase price of up to $26,500,000 pursuant to a Purchase Agreement, dated as of June 22, 1995 (the "Second Purchase Agreement"), by and among the Company, each of the Purchasers, BT and possibly certain other parties. In order to induce BT and the Purchasers to consummate the Second Purchase Agreement, the Purchasers desire to and hereby amend certain provisions of the Purchase Agreement and waive certain rights under the Purchase Agreement pursuant to Section 9E thereof. The Company enters into this Amendment to induce the Purchasers to waive certain rights under the Purchase Agreement and to induce BT and the Purchasers to consummate the Second Purchase Agreement. Execution of this Agreement is a condition precedent to the obligations of the Purchasers and BT under the Second Purchase Agreement. Unless otherwise indicated, each capitalized term used herein has the meaning given such term in the Purchase Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:
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          1. Amendment of Section 4. Each of the parties hereto agrees that
Section 4 of the Purchase Agreement is hereby amended by inserting the following after the section heading "Covenants." before the first covenant which begins with the heading "4A. Financial Statements and Other Information.":

          The Company shall comply with each covenant set forth in this Section 4 from the date of this Agreement and continuing until the Second Purchase Agreement Closing but will not be obligated to comply with any covenant set forth in this Section 4 during the period commencing upon consummation of the Second Purchase Agreement Closing:

          2. Waiver of Certain Rights and Restrictions. Each of the Purchasers waives any breach by the Company of any of its agreements pursuant to the Purchase Agreement resulting from the issuance by the Company of Common Stock and Preferred Stock pursuant to the Second Purchase Agreement, including, without limitation, the Company's failure to comply with Section 3D(iii),
Section 3D(xiii) and Section 3J in connection with the transactions contemplated by the Second Purchase Agreement.

          3. Amendment of Section 8. Each of the parties hereto agrees that
Section 8 of the Purchase Agreement is hereby amended by inserting the following definition:

          "Second Purchase Agreement Closing" has the meaning given the term "Closing" in the Purchase Agreement, dated as of June 22, 1995, by and among the Company, the Purchasers and certain other investors.

          4. Anti-dilution Adjustment. Each holder of Investor Common Stock will benefit from certain rights to protect them against issuances, or deemed issuances, of stock of the Company which may otherwise have the effect of diluting such holders' equity interests in the Company, as set forth in Exhibit I hereto.

          5. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such

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counterparts taken together shall constitute one and the same Amendment.

                                 *  *  *  *  *

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

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                  UNITED USN, INC.

                                  /s/ Thomas C. Brandenburg
                                  -----------------------------------
                                  By: Thomas C. Brandenburg
                                  Its: Chief Executive Officer


                                  CIBC WOOD GUNDY VENTURES, INC.

                                  /s/ Richard J. Brekka
                                  -----------------------------------
                                  By: Richard J. Brekka
                                  Its: President

                                  CHEMICAL VENTURE CAPITAL ASSOCIATES

                                  /s/ Donald J. Hofmann, Jr.
                                  -----------------------------------
                                  By:
                                     --------------------------------
                                  Its:
                                      -------------------------------
                                  HANCOCK VENTURE PARTNERS IV - DIRECT FUND L.P.

                                  By: Back Bay Partners XII L.P.
                                  By: Hancock Venture Partners, Inc.

                                  /s/ William A. Johnston
                                  -----------------------------------
                                  By:
                                     --------------------------------
                                  Its:
                                       ------------------------------

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